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                                                                    Exhibit 3.04

                                     BY-LAWS

                                       of

                              PHOENIX MERGER CORP.

                               ARTICLE I - OFFICES

         The principal office of the corporation shall be located in Hagerstown, Maryland. The corporation may also have such other offices, within or without the State of Delaware, as the board may from time to time determine or the business of the corporation may require.

                            ARTICLE II - SHAREHOLDERS

1.       PLACE OF MEETINGS.

         Meetings of shareholders shall be held at the principal office of the corporation or at such place as the board shall authorize.

2.       ANNUAL MEETING.

         The annual meeting of the shareholders shall be held on the second Saturday in February at 9:30 A.M. in each year if not a legal holiday, and, if a legal holiday, then on the next Saturday following at the same hour, or at such other date and time as the board shall determine, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.

3.       SPECIAL MEETINGS.

         Special meetings of the shareholders may be called by the board or by the president or secretary and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning at least 30% of the corporations issued and outstanding voting shares. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.       FIXING RECORD DATE.

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any


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dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, and no more than fifty days prior to any other action. If no record date is fixed, such date shall be determined in accordance with the provisions of law.

5.       NOTICE OF MEETING OF SHAREHOLDERS.

         Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than twenty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.       WAIVERS.

         Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.       QUORUM OF SHAREHOLDERS.

         Unless the certificate of incorporation provides otherwise, the holders of two- thirds of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of two thirds of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

         When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders, unless withdrawal shall cause less than a majority to be present.

         The shareholders present may adjourn the meeting despite the absence of a quorum.

8.       PROXIES.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

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         Every proxy must be signed by the shareholder or his attorney-in-fact.
No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.       VOTING RIGHTS.

         Every person holding a class of shares of the corporation entitled to vote shall be entitled at every meeting of shareholders to one vote for every voting share standing in his name on the shareholder record of the corporation, unless otherwise provided in the certificate of incorporation.

10.      VOTE OF SHAREHOLDERS.

         Except as otherwise required by statute or by the certificate of incorporation:

         (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

         (b) all other corporate action shall be authorized by a majority of the votes cast.

11.      WRITTEN CONSENT OF SHAREHOLDERS.

         Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon.

                             ARTICLE III - DIRECTORS

1.       BOARD OF DIRECTORS.

         Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age.

2.       NUMBER OF DIRECTORS.

         The number of directors shall be at least five, but not more than seven. When all of the voting shares are owned by less than five holders, the number of directors may be less than five but not less than the number of holders of voting shares.

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3.       ELECTION AND TERM OF DIRECTORS.

         At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

4.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5.       REMOVAL OF DIRECTORS.

         Any or all of the directors may be removed by vote of the shareholders. Specific reasons for removal must be given to director being so removed.

6.       RESIGNATION.

         A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.       QUORUM OF DIRECTORS.

         Unless otherwise provided in the certificate of incorporation, two thirds of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

8.       ACTION OF THE BOARD.

         Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

9.       PLACE AND TIME OF BOARD MEETINGS.

         The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Delaware, as it may from time to time determine.

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10.      REGULAR ANNUAL MEETING.

         A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.      NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

         (a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president or secretary upon five days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

         (b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12. CHAIRMAN.

         At all meetings of the board the president or, in his absence, a chairman chosen by the board shall preside.

13.      EXECUTIVE AND OTHER COMMITTEES.

         (a) A committee of the board, consisting initially of the president and the chief financial officer of the corporation (provided such officers are members of the board) shall serve as an executive committee to take necessary action pending meetings of the entire board, and the board, by resolution, may add to or change the membership of the executive committee.

         (b) The board may also establish by resolution such other committees as it may from time to time determine, and any such committee shall serve at the pleasure of the board.

14.      COMPENSATION.

         No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance, at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Shareholders shall be given notice, in writing, of all compensation paid to directors, as directors and not in any other capacity, within ten days of board vote.

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15.      TELEPHONIC BOARD MEETINGS

         Participation of any one or more members of the board in a meeting by means of a conference telephone or conference call or similar communications equipment or arrangement, allowing all persons participating in a meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

16.      CONTRACTS.

         (a) No contract or other transaction between the corporation and any other business shall be affected or invalidated, nor shall any director be liable in any way, solely by reason of the fact that a director of this corporation is an officer or director of, or is financially interested in, such other business, provided the material facts of such relationship or interest are disclosed to the board and such contract or transaction is authorized by the board in accordance with applicable law, provided that the vote of any director with an interest in such other business shall not be counted in determining such board authorization (but may be counted in determining a quorum).

         (b) Any director may be a party to or may be interested in any contract or transaction of this corporation individually, and no director shall be liable in any way by reason of such interest, provided that the material facts of such participation or interest shall be disclosed to the board and provided that the board shall authorize or ratify such contract or transaction, in accordance with applicable law, by the vote (not counting the vote of any such director) of a majority of a quorum, at a meeting at which such action is taken. Such director may be counted in determining the presence of a quorum at such meeting. This
Section 16 shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

                              ARTICLE IV - OFFICERS

1.       OFFICES, ELECTION, TERM.

         (a) Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a president, a chief financial officer, a treasurer, one or more vice-presidents, a secretary, and such other officers as it may determine, who shall have such duties, powers and functions as determined by the board and as hereinafter provided.

         (b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

         (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

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2.       REMOVAL, RESIGNATION, SALARY, ETC.

         (a) Any officer elected or appointed by the board may be removed by the board.

         (b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

         (c) An officer may hold more than one office at any one time, except that the same person shall not hold the offices of president and secretary at the same time.

         (d) The salaries of all officers shall be fixed by the board.

3.       PRESIDENT.

         The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and of the board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

4.       VICE-PRESIDENTS.

         During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

5.       SECRETARY.

         The secretary shall:

         (a) attend all meetings of the board and of the shareholders;

         (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

         (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

         (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

         (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

         (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

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         (g) perform such other duties as may be prescribed by the board.

6.       ASSISTANT SECRETARIES.

         During the absence or disability of the secretary, the assistant secretary designated by the board shall have all the powers and functions of the secretary.

7.       CHIEF FINANCIAL OFFICER OR TREASURER.

         The chief financial officer and/or treasurer shall:

         (a) have the custody of the corporate funds and securities;

         (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

         (c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

         (d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

         (e) render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

         (f) render a full financial report at the annual meeting of the shareholders and cause the mailing of quarterly annual statements to all shareholders.

         (g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

         (h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or the president.

8.       ASSISTANT TREASURER.

         During the absence or disability of the chief financial officer, the assistant treasurer, or another officer designated by the board, shall have all the powers and functions of the treasurer.

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                       ARTICLE V - CERTIFICATES FOR SHARES

1.       CERTIFICATES.

         The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

2.       LOST OR DESTROYED CERTIFICATES.

         The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof , require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the corporation an undertaking of indemnity or a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.       TRANSFERS OF SHARES.

         (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

         (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4.       CLOSING TRANSFER BOOKS.

         The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholder's meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed,

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shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                             ARTICLE VI - DIVIDENDS

         Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net prof its of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve.

                          ARTICLE VII - CORPORATE SEAL

         The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware ." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                     ARTICLE VIII - EXECUTION OF INSTRUMENTS

         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                            ARTICLE IX - FISCAL YEAR

         The fiscal year shall begin the first day of January in each year or on such other day as the board shall determine by resolution.

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             ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION

         Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                           ARTICLE XI - BY-LAW CHANGES

         A majority of the board may amend or repeal provisions of these by-laws, or may adopt new by-laws, if notice thereof is duly given in connection with a meeting at which such action is to be taken. However, the ultimate power to adopt, amend or repeal by-laws shall reside in the holders of the voting shares of the corporation, and these by-laws may be altered or repealed and new by-laws may be made at any annual or special meeting of the stockholders, if notice of the proposed alteration or repeal of any by-law or of any new by-laws to be made is contained in the notice of such meeting, by the affirmative vote of a majority of the shares entitled to vote thereat.

                          ARTICLE XII - INDEMNIFICATION

1.       RIGHT OF INDEMNITY.

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the Delaware General Corporation Law.

2.       DERIVATIVE ACTIONS.

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with

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the defense or settlement of such action or suit to the fullest extent permitted by the Delaware General Corporation Law.

3.       STANDARDS FOR INDEMNIFICATION.

         Any indemnification shall be made by the corporation as authorized in a specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in the Delaware General Corporation Law, including acting in good faith and in a manner reasonably believed to be in the interest of the corporation. Such determination shall be made in the manner permitted by law.

4.       OPINION OF COUNSEL.

         In taking any action or making any determination pursuant to this
Article XII, the board of directors and each director or officer, whether or not interested in any such action or determination, may rely upon an opinion of independent counsel.

5.       ADVANCE PAYMENT OF EXPENSES.

         Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of a final disposition, upon reasonable request of such director or officer and receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

6.       INSURANCE.

         The corporation may purchase and maintain liability insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

7.       OTHER INDEMNIFICATION; LIMITATION.

         The corporation's obligations under this Article XII shall not be exclusive or in limitation of, but shall be in addition to, any other rights to which any person may be entitled under any other provision of these by-laws, or by contract, or as a matter of law, or otherwise. All of the provisions of this
Article XII of the by-laws shall be valid only to the extent permitted by the certificate of incorporation and the laws of the State of Delaware, but if the corporation's power of indemnification under such laws is more extensive than that granted in these by-laws, these by-laws shall be deemed amended to incorporate such extended power of indemnification.

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8.       INDEMNIFICATION RIGHTS FOR HEIRS, ETC.

         The right to indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.










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